UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Amendment to Pension Plan Protection and Forbearance Agreement

On August 30, 2018, Sears Holdings Corporation (the “Company”) and certain of its subsidiaries entered into an amendment (the “PPPFA Amendment”) to the Pension Plan Protection and Forbearance Agreement, dated as of March 18, 2016, among the Company, certain of its subsidiaries and Pension Benefit Guaranty Corporation (“PBGC”), and certain related transaction documents. Under the terms of the PPPFA Amendment, upon the deposit of $32.0 million by certain of the Company’s subsidiaries into escrow for the benefit of the Company’s pension plans (the “Required Deposit”), the PBGC’s liens on 12 real estate properties (the “Real Properties”), which liens had originally been granted in connection with the Company’s sale of its Craftsman brand, will be terminated.

The Required Deposit was made on August 30, 2018, and the PBGC’s liens on the Real Properties were released. When contributed to the Company’s pension plans, the Required Deposit will be fully credited against certain of the Company’s minimum pension funding obligations.

The foregoing description of the PPPFA Amendment is not complete and is qualified in its entirety by reference to the actual PPPFA Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Entry into Third Amendment to Credit Agreement

On August 31, 2018, the Company, through SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC (collectively, the “Secured Loan Borrowers”), entities wholly-owned and controlled indirectly by the Company, entered into a Third Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of March 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Secured Loan Borrowers, the lenders party thereto (the “Secured Lenders”), UBS AG, Stamford Branch, LLC, as administrative agent, and UBS Securities LLC, as lead arranger and bookrunner. The Credit Agreement provides for a term loan (the “Original Loan”), which was initially in an aggregate principal amount of $200.0 million. Immediately prior to the effectiveness of the Credit Agreement Amendment, the aggregate principal amount of the Original Loan was $30.0 million.

In connection with the entry into the Credit Agreement Amendment, the Secured Loan Borrowers borrowed an additional $113.0 million (the “Additional Term Loan”) from the Secured Lenders. The Original Loan and the Additional Term Loan (collectively, the “Secured Loans”) are secured by the Secured Loan Borrowers’ interests in 119 real properties. The Company will use the proceeds of the Additional Term Loan for general corporate purposes.

The Original Loan was originally scheduled to mature on December 14, 2018. In connection with the entry into the Credit Agreement Amendment, the maturity date of the Original Loan was extended to August 30, 2019, which is also the maturity date of the Additional Term Loan. The Secured Loans will bear interest at an annual interest rate of LIBOR plus 6.5% for the first four months following the effective date of the Credit Agreement Amendment, LIBOR plus 7.5% for the fifth through the eighth month following the effective date of the Credit Agreement Amendment and LIBOR plus 8.5% for the ninth through the twelve month following the effective date of the Credit Agreement Amendment. Accrued interest is payable monthly.

The Company paid an upfront commitment fee of 2.75% of the principal amount of the Additional Term Loan. To the extent permitted under other debt of the Company or its affiliates, the Secured Loans may be prepaid at any time in whole or in part, without penalty or premium. The Secured Loan Borrowers are required to apply the net proceeds of the sale of any real property collateral for the Secured Loans to repay the Secured Loans.

The Credit Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Credit Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Secured Loan Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have (including against the collateral), and require the Secured Loan Borrowers to pay a default interest rate of 2.0% in excess of the base interest rate.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 (“Entry into Third Amendment to Credit Agreement”) above and is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Amendment to Transaction Documents, dated as of August 30, 2018, by and among Sears Holdings Corporation, certain of its subsidiaries and Pension Benefit Guaranty Corporation.

Exhibit 10.2	Third Amendment to Credit Agreement, dated as of August 31, 2018, among SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC, as the borrowers, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: September 4, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer